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                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                  June 28, 2001
                Date of Report (Date of earliest event reported)



                             FREEREALTIME.COM, INC.
             (Exact name of registrant as specified in its charter)


          DELAWARE                 000-27493                   33-0881720
(State or other Jurisdiction     (Commission                  (IRS Employer
     of Incorporation)           File Number)             Identification Number)


      26880 LAGUNA HILLS DRIVE,                                  92656
              SUITE 200
       ALISO VIEJO, CALIFORNIA                                  (Zip Code)

   (Address of principal executive
              offices)


                                 (949) 916-4100
              (Registrant's telephone number, including area code)

                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)



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ITEM 4.       CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS

         Due to the Registrant's filing a voluntary bankruptcy petition under Chapter 11 of the United Sates Bankruptcy Code and the Registrant's election to follow modified reporting with the Securities and Exchange Commission, as discussed below, the Registrant has not engaged an outside auditor to date to audit the Registrant's financial statements for its fiscal year ended March 31, 2001. Accordingly, on June 28, 2001, KPMG LLP, the Registrant's previously engaged auditor, acknowledged that it has no longer been retained as the Registrant's auditor and the client auditor relationship has ceased.

         In connection with audits for the two fiscal years ended March 31, 2000 and during the subsequent period through June 28, 2001, there has been no disagreement with KPMG LLP with any matter of accounting principals or practices of financial statement disclosure or auditing scope or procedure which disagreement, if not resolved to the satisfaction of KPMG LLP would have caused them to make a report thereto in their report on the financial statements for such years.

ITEM 5.       OTHER EVENTS

         As previously reported, on April 24, 2001, the Registrant filed a voluntary bankruptcy petition under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Central District of California. The Registrant's wholly-owned subsidiary Freerealtime.com-Canada was included in the petition. The Registrant's other subsidiaries were not included in the petition. (i.e. RedChip.com, Inc.; RedChip Review, Inc.; RedChip Partners, Inc.; RedChip Online, Inc.; and Digital Offering, Inc.) Since the April 24, 2001 petition date, the Registrant has operated as a debtor in possession and is in compliance with all bankruptcy reporting requirements.

         Since the petition date, the Registrant has been principally engaged in dealing with bankruptcy-related matters, and, together with its outside advisors, has been formulating a reorganization plan. The plan incorporates various cost reduction strategies, asset sales and new revenue lines. The Registrant also plans to explore opportunities to sell its various businesses as a whole. The Registrant has significantly reduced its staff, and its remaining management and employees now devote a significant portion of their time to developing and implementing the Registrant's reorganization plan, and to administering the bankruptcy proceeding, including assembling various reports that are required to be filed periodically with the Bankruptcy Court and the Office of the United States Trustee.

         The burden on the Registrant resulting from the need to focus on reorganization-related matters, as well as to preserve capital, no longer permits for allocating limited financial and human resources to the preparation of a Form 10-K or the cost of an audit. Traditional reporting costs in complying with the Securities Exchange Act would detract from serving its creditors' best interests and would utilize limited capital currently available for the execution of the reorganization plan.

         As a result of the above, the Registrant has notified the Securities and Exchange Commission that it will follow the modified reporting procedure described in Staff Legal Bulletin No. 2 (1997) in lieu of filing the periodic reports required under the Securities Exchange Act of 1934, as amended. The Registrant intends to file with the Securities and Exchange Commission, under cover of a Form 8-K, copies of the Monthly Operating Reports within 15 calendar days following their submission to the Bankruptcy Court and the United States Trustee. This modified reporting procedure will replace the periodic reports required under the Securities Exchange Act until confirmation of a plan of reorganization. The Registrant believes that the modified reporting requirements will best serve the interests of its creditors and stockholders.

         The Registrant has filed its Monthly Operating Reports for the week ending April 30, 2001 and the month of May 2001 with the Bankruptcy Court and the Office of the United States Trustee. A copy of these reports is attached hereto as Exhibits 99.1, and 99.2. A copy of the Registrant's unaudited year ended March 31, 2001 financial statements is attached hereto as Exhibit 99.3.

         The Registrant intends to issue a press release announcing the events described above. The Registrant will file a copy of such release as an exhibit to a future Form 8-K. The Registrant will also file a letter from KPMG LLP to the Securities and Exchange Commission stating that KPMG LLP agrees with the disclosure provided in Item 4.

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ITEM 7.       FINANCIAL STATEMENTS AND EXHIBITS

          (c) Exhibits.

                  99.1 Copy of Registrant's Monthly Operating Report, for the week ended April 30, 2001, filed with the Bankruptcy Court and the U.S. Trustee's Office on May 21, 2001.

                  99.2 Copy of Registrant's Monthly Operating Report, for the month ended May, 2001, filed with the Bankruptcy Court and the U.S. Trustee's Office on June 14, 2001.

                  99.3 Registrant's Unaudited Financial Statements, for the year ended March 31, 2001.





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                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          Freerealtime.com, Inc.


Date:    June 29, 2001                    By: /s/ Michael Neufeld
                                              ----------------------------------
                                              Michael Neufeld
                                              Executive Vice President,
                                              Chief Financial Officer
                                              and Secretary